GMAC05-AR5-V2 - Price/Yield - 4A1									7s

Balance	[Contact Desk]	Delay	17	WAC(4)	5.3415	WAM(4)	359
Coupon	5.0915	Dated	8/1/2005	NET(4)	5.0915	WALA(4)	1
Settle	8/31/2005	First Payment	9/18/2005

* PAYS GROUP NET WAC LESS [0.000%] THROUGH MONTH 83, THEN NET WAC LESS [0.000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.495]%
RUN TO EARLIEST OF EACH UNDERLYING LOAN'S RESET AND 10% CALL						CALCULATED AS OF CUT-OFF DATE COLLATERAL INFORMATION

Price	15 CPB - Call (N)	20 CPB - Call (N)	22 CPB - Call (N)	25 CPB - Call (N)	27 CPB - Call (N)	30 CPB - Call (N)	35 CPB - Call (N)	40 CPB - Call (N)	45 CPB - Call (N)

98-02	5.6468	5.7311	5.7682	5.8279	5.8705	5.9383	6.0625	6.202	6.3570
98-10	5.5717	5.6432	5.6747	5.7253	5.7615	5.8189	5.9243	6.0427	6.1742
98-18	5.4969	5.5557	5.5816	5.6232	5.6530	5.7002	5.7869	5.8842	5.9924
98-26	5.4224	5.4686	5.4889	5.5216	5.5450	5.5821	5.6502	5.7267	5.8117
99-02	5.3481	5.3819	5.3967	5.4205	5.4375	5.4646	5.5143	5.57	5.6320
99-10	5.2742	5.2955	5.3048	5.3199	5.3306	5.3477	5.3790	5.4142	5.4533
99-18	5.2006	5.2095	5.2134	5.2197	5.2242	5.2314	5.2445	5.2592	5.2756
99-26	5.1273	5.1239	5.1224	5.1200	5.1183	5.1156	5.1107	5.1051	5.0990
100-02	5.0543	5.0387	5.0318	5.0208	5.0129	5.0004	4.9775	4.9519	4.9233
100-10	4.9816	4.9538	4.9417	4.9220	4.9081	4.8858	4.8451	4.7994	4.7487
100-18	4.9092	4.8693	4.8519	4.8237	4.8037	4.7718	4.7134	4.6478	4.5750
100-26	4.8370	4.7852	4.7625	4.7259	4.6998	4.6583	4.5823	4.497	4.4023
101-02	4.7652	4.7015	4.6735	4.6285	4.5964	4.5454	4.4519	4.3471	4.2306
101-10	4.6936	4.6181	4.5849	4.5315	4.4935	4.4330	4.3222	4.1979	4.0598
101-18	4.6223	4.5350	4.4967	4.4350	4.3911	4.3212	4.1932	4.0495	3.8900
101-26	4.5513	4.4523	4.4089	4.3390	4.2891	4.2099	4.0648	3.902	3.7211
102-02	4.4806	4.3700	4.3215	4.2434	4.1877	4.0991	3.9370	3.7552	3.5532

WAL	4.00	3.39	3.18	2.88	2.70	2.45	2.10	1.81	1.56
Principal Window	Sep05 - Jul12	Sep05 - Jul12	Sep05 - Jul12	Sep05 - Jul12	Sep05 - Jul12	Sep05 - Jul12	Sep05 - Jul12	Sep05 - Jul12	Sep05 - Jul12
Payment # Months	83	83	83	83	83	83	83	83	83

LIBOR_1YR	4.0813	4.0813	4.0813	4.0813	4.0813	4.0813	4.0813	4.0813	4.0813
Prepay	15 CPB	20 CPB	22 CPB	25 CPB	27 CPB	30 CPB	35 CPB	40 CPB	45 CPB
Optional Redemption	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)	Call (N)

Note: Assumes 4.45% Initial Subordination to AAA. Subject to +/-1.00% variance.

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual									20-Jun-05
characteristics of the pool. Credit Suisse First Boston LLC makes no representation that such analyses or calculations are accurate or that such valuations
represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.								Preliminary - Subject to 5% Variance